UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	July 18, 2007

THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125
(Address of principal executive offices, including zip code)

(414) 905-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On July 18, 2007, the Compensation Committee (the “Committee”) of The Marcus Corporation (the “Company”) amended the Company’s incentive plan to allow the Committee to select from a wider variety of appropriate financial metrics upon which to base the financial targets for achieving a corresponding incentive bonus. The amended plan (the “Amended Plan”) now allows the Committee to choose from one or more of the following financial metrics, either in absolute terms or in comparison to prior year performance or publicly available industry standards or indices: revenues; gross operating profit; operating income; pre-tax earnings; net earnings; earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); economic profit; operating margins and statistics; financial return and leverage ratios; total shareholder return metrics; or a company-specific financial metric (such as Adjusted EBITDA). Additional financial measures not specified may be considered if the Committee determines that the specific measure contributes to achieving the primary goal of the incentive plan – sustained growth in long-term shareholder value. The Committee retains the ability to consider whether an adjustment of the selected financial goals for any year is necessitated by exceptional circumstances.

        The Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Amended Plan set forth above is qualified in its entirety by reference to the Amended Plan filed as an exhibit hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being furnished herewith:

(10.1)	The Marcus Corporation Incentive Plan, as amended

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION
Date: July 18, 2007	By: /s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	The Marcus Corporation Incentive Plan, as amended